As filed with the Securities and Exchange Commission on May 10, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OAK RIDGE FINANCIAL SERVICES, INC.

(exact name of registrant as specified in its charter)

North Carolina	20-8550086
(state or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

2211 Oak Ridge Road, P.O. Box 2 Oak Ridge, North Carolina	27310
(address of principal executive offices)	(zip code)

BANK OF OAK RIDGE SECOND AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

AND

BANK OF OAK RIDGE SECOND AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

AND

OAK RIDGE FINANCIAL SERVICES, INC. LONG-TERM STOCK INCENTIVE PLAN

(full title of the plans)

Ronald O. Black

President and Chief Executive Officer

Oak Ridge Financial Services, Inc.

2211 Oak Ridge Road, P.O. Box 2

Oak Ridge, North Carolina 27310

(336) 644-9944

(name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Second Amended and Restated Director Stock Option Plan common stock, no par value	178,934 shares (2)	$9.86 (5)	$1,764,289 (5)	$125.79
common stock, no par value	3 shares (3)	$5.15 (6)	$15 (6)	$0.00
Second Amended and Restated Employee Stock Option Plan common stock, no par value	168,549 shares (2)	$9.86 (5)	$1,661,893 (5)	$118.49
common stock, no par value	8,288 shares (3)	$5.15 (6)	$42,683 (6)	$3.04
Long-Term Stock Incentive Plan common stock, no par value	500,000 shares (4)	$5.15 (6)	$2,575,000 (6)	$183.60
Total	855,774 shares	$ 7.06 (average)	$6,043,881	$430.93

(1)	This registration statement also covers any additional shares of common stock issued or issuable under the terms of the plans and awards granted thereunder as a result of stock splits, stock dividends, and similar changes in outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933.
(2)	Represents shares of common stock that may be issued by registrant upon the exercise of outstanding stock options granted under the Bank of Oak Ridge Second Amended and Restated Director Stock Option Plan and upon the exercise of outstanding stock options granted under the Bank of Oak Ridge Second Amended and Restated Employee Stock Option Plan, which plans and options granted thereunder were assumed by registrant effective April 20, 2007 as part of the corporate reorganization whereby registrant became the parent bank holding company of Bank of Oak Ridge.
(3)	Represents shares of common stock that may be issued by registrant upon the exercise of stock options remaining available for grant by registrant under the Bank of Oak Ridge Second Amended and Restated Director Stock Option Plan and upon the exercise of stock options remaining available for grant by registrant under the Bank of Oak Ridge Second Amended and Restated Employee Stock Option Plan.
(4)	Represents shares of common stock that may be issued by registrant as awards under the Oak Ridge Financial Services, Inc. Long-Term Stock Incentive Plan, including but not limited to restricted stock awards and stock option awards.
(5)	Calculated solely for purposes of this registration statement under Rule 457(h) on the basis of the weighted average of the prices at which the outstanding options may be exercised.
(6)	Calculated solely for purposes of this registration statement under Rule 457(h) on the basis of the average of the high and low reported sales prices of the common stock on the NASDAQ Capital Market (trading symbol: BKOR) on May 5, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Consistent with the instructions to Part I of Form S-8, the information required to be set forth in Part I of Form S-8 will be sent or given in accordance with Rule 428(b)(1) and is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents are incorporated by reference in this registration statement:

(a) Oak Ridge Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010 (File No. 000-52640), and

(b) Oak Ridge Financial Services, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission under Rule 12g-3(a) on May 10, 2007 (File No. 000-52640) and the description contained therein of registrant’s common stock.

All documents filed subsequently by Oak Ridge Financial Services, Inc. with the Securities and Exchange Commission under sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable

Item 5.	Interests of Named Experts and Counsel

Not applicable

Item 6.	Indemnification of Directors and Officers

(a) North Carolina Law. The North Carolina Business Corporation Act (the “NCBCA”) generally provides for the indemnification of officers and directors of corporations as follows.

(1) Permissible Indemnification. The NCBCA allows corporations, by charter, bylaw, contract or resolution, to indemnify or agree to indemnify their officers, directors, employees, and agents and any persons who are or were serving at the corporation’s request as directors, officers, employees, or agents of other entities or enterprises or as trustees or administrators under employee benefit plans, against liability and expenses, including reasonable attorneys’ fees, in any proceedings (including without limitation proceedings brought by or on behalf of the corporations themselves) arising out of their status as such or their activities in any of the foregoing capacities. A corporation’s charter or bylaws, or a contract or resolution, may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys’ fees in connection with the enforcement of rights to indemnification and may include provisions establishing reasonable procedures for determining and enforcing those rights.

Corporations may indemnify persons against liability expenses incurred only if those persons conducted themselves in good faith and reasonably believed (1) in the case of conduct in their official corporate capacity, that their conduct was in the corporation’s best interests, and (2) in all other cases, that their conduct was at least not opposed to the corporation’s best interests, and in the case of criminal proceedings that they had no reasonable cause to believe their conduct was unlawful. However, corporations may not indemnify persons either in connection with proceedings by or in the right of the corporations in which persons were adjudged liable to the corporations, or in connection with other proceeding charging improper personal benefit to the persons (whether or not involving action in an official capacity) in which the persons were adjudged liable on the basis that personal benefit was improperly received.

(2) Mandatory Indemnification. Unless limited by a corporation’s charter, the NCBCA requires corporations to indemnify their directors or officers who are wholly successful (on the merits or otherwise) in the defense of proceedings to which they were a party because they were directors or officers of the corporations against reasonable expenses incurred in connection with the proceedings.

(3) Advance for Expenses. Expenses incurred by directors, officers, employees, or agents of corporations in defending proceedings may be paid by the corporations in advance of the final disposition of the proceedings as authorized by their Boards of Directors in the specific case, or as authorized by their charters or bylaws or by any applicable resolutions or contracts, upon receipt of undertakings to repay amounts advanced unless it ultimately is determined that the persons are entitled to be indemnified against those expenses.

(4) Court-Ordered Indemnification. Unless otherwise provided in a corporation’s charter, directors or officers of corporations who are parties to proceedings may apply for indemnification to the courts conducting the proceedings or to other courts of competent jurisdiction. On receipt of an application, the courts, after giving any notice they deem necessary, may order indemnification if they determine either (x) that the directors or officers are entitled to mandatory indemnification as described above, in which case the courts also will order the corporations to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (y) that the directors or officers are fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not they satisfied the requisite standard of conduct or were adjudged liable to the corporations in connection with proceedings by or in the right of the corporations or on the basis that personal benefit was improperly received in connection with any other proceedings so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

(5) Parties Entitled to Indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless their charters provide otherwise, corporations may indemnify and advance expenses to their officers, employees, or agents to the same extent as to their directors and also may indemnify and advance expenses to officers, employees, or agents who are not directors to the extent, consistent with public policy, as may be provided in their charters or bylaws, by general or specific action of their boards of directors, or by contract.

(b) Articles of Incorporation. As permitted by the NCBCA, Article V of Oak Ridge Financial Services, Inc.’s Articles of Incorporation provides that a person who is serving or has served as a director of Oak Ridge Financial Services, Inc. shall not be personally liable to Oak Ridge Financial Services, Inc. or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. Under this charter provision, if the North Carolina statutes are amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of registrant’s directors will be eliminated or limited to the fullest extent permitted by the statutes, as amended.

(c) Bylaws. Article IX of Oak Ridge Financial Services, Inc.’s Bylaws provides for indemnification according to the following provisions.

Section 9.1. Indemnification Definitions. For purposes of this Article IX, the following definitions shall apply:

(a) “Corporation” means the Corporation and all “predecessors” thereof and successors thereto.

(b) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent or another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation’s request if such director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c) “Expenses” means expenses of every kind incurred in defending a Proceeding, including, but not limited to legal, accounting, expert and investigatory fees and expenses.

(d) “Indemnified Officer” shall mean each officer of the Corporation who is also a director of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a Director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another foreign or domestic corporation (whether a business or nonprofit corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. “Indemnified Officer” includes, unless the context requires otherwise, the estate or personal representatives of an officer.

(e) “Liabilities” means any obligation to pay any or all of the following: a judgment, a settlement, a penalty, a fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including, but not limited to, attorneys’ fees of opposing parties incurred with respect to a Proceeding.

(f) “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding).

Section 9.2. Indemnification. In addition to, and not in any way in limitation of, all indemnification rights and obligations otherwise provided by law, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers against all Liabilities and Expenses in any Proceeding (including, without limitation, a Proceeding brought by or on behalf of the Corporation itself) arising out of their status as Directors or officers, or their service at the Corporation’s request as a Director, officer, manager, partner, trustee, employee or agent of another foreign or domestic corporation (whether a business or nonprofit corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a Director or an Indemnified Officer against Liabilities or Expenses that such person may incur on account of activities of such person which at the time taken were known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The Corporation shall also indemnify each Director and Indemnified Officer for his or her reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 9.3 that the Director or Indemnified Officer is entitled to indemnification hereunder.

The Board of Directors shall have the authority to adopt such resolutions pertaining to the implementation of this Section 9.2 as it may from time to time determine, and such resolutions shall be given full effect, even though they supplement, amplify or go beyond the provisions of this Section 9.2, provided and to the extent such resolution does not violate any provision of law or the Corporation’s Amended and Restated Articles of Incorporation. This Section 9.2 shall be construed in a manner to fully effect the purpose and intent of the resolution of the Corporation’s Board of Directors approving and adopting this provision.

Section 9.3. Determination. Any indemnification under Section 9.2 shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in Section 9.2. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding,

(b) if a quorum cannot be obtained under Section 9.3(a), by a majority vote of a committee duly designated by the Board of Directors (in which vote directors who are parties to the Proceeding may participate), consisting solely of two or more directors not at the time parties to the Proceeding,

(c) by special legal counsel (i) selected by the Board of Directors or a committee thereof in the manner prescribed in Section 9.3(a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under Section 9.3(a) and a committee cannot be designated under Section 9.3(b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties in the Proceeding may participate); or

(d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article IX.

Section 9.4. Advances for Expenses. The Expenses incurred by a Director or an Indemnified Officer in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such Expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for Expenses pursuant to this Section 9.4, unless the Board of Directors shall determine, in the manner provided in Section 9.3 and based on the facts then known, that indemnification under this Article IX is or will be precluded.

Section 9.5. Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article IX serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article IX. No amendment, modification or repeal of this Article IX shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

Section 9.6. Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were or are serving at the request of the Corporation in any capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee, agent or other person identified above made to or on behalf of a person entitled to indemnification under this Article IX shall relieve the Corporation of its liability for indemnification provided for in this Article IX or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

(d) Indemnification by Contract. Oak Ridge Financial Services, Inc. has entered into indemnification agreements with directors. The indemnification agreements provide that registrant will indemnify the director against expenses (including, without limitation, attorneys’ and experts’ fees, judgments, fines, and amounts paid or payable in settlement) actually and reasonably incurred in any threatened, pending, or completed lawsuit or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise, to which the director was, is, or is threatened to be made a party because of his or her service. The indemnification limit under the agreement is the highest and most advantageous to the director, as determined by the director, of one or any combination of the benefits provided at the time by registrant’s articles of incorporation or bylaws, by the affiliate’s articles of incorporation or bylaws of any affiliate served by the director as a representative, by North Carolina law, by the law of any other jurisdiction applicable to the registrant, and by liability insurance obtained by registrant. However, no indemnification, reimbursement, or payment is required under these agreements:

(1) for any claim for which the person is determined by clear and convincing evidence to have acted with deliberate intent to cause injury to registrant or with reckless disregard for registrant’s best interests,

(2) that would constitute a prohibited indemnification payment within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1),

(3) for any claim arising out of acts or omissions for which applicable law prohibits elimination of liability,

(4) for any claim or any part of a claim arising under section 16(b) of the Securities Exchange Act of 1934 if the person is required to pay any penalty, fine, settlement, or judgment,

(5) for any obligation based upon or attributable to the person gaining an improper personal benefit, gain, profit, or advantage to which he or she was not entitled, or

(6) in connection with any proceeding initiated by the person without the consent or authorization of registrant’s board of directors, except for proceedings the person initiates to enforce his or her rights under an indemnification agreement.

Under North Carolina law, corporations may purchase insurance on behalf of persons who are or were their directors or officers against liability arising out of their status as such. Registrant currently maintains a directors’ and officers’ liability insurance policy covering directors and executive officers.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference as part of this registration statement.

Exhibit Number	Description

3(i)	Articles of Incorporation of Oak Ridge Financial Services, Inc. (incorporated by reference to Exhibit (3)(i) to the Current Report on Form 8-K filed with the SEC on May 10, 2007 under Rule 12g-3(a))

3(ii)	Bylaws (incorporated herein by reference to Exhibit (3)(ii) to the Current Report on Form 8-K filed with the SEC on May 10, 2007 under Rule 12g-3(a))

4(i)	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4 to the Current Report on Form 8-K filed with the SEC on May 10, 2007 under Rule 12g-3(a))

4(ii)	Articles of Amendment, filed with the North Carolina Department of the Secretary of State on January 28, 2009 (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on February 2, 2009)

4(iii)	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on February 2, 2009)

4(iv)	Warrant for Purchase of Shares of Common Stock issued by the Company to the United States Department of the Treasury on January 30, 2009 (incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K filed with the SEC on February 2, 2009)

5	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (filed herewith)

10(vii)	Bank of Oak Ridge Second Amended and Restated Director Stock Option Plan (incorporated herein by reference to Exhibit 10(vii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

10(viii)	Bank of Oak Ridge Second Amended and Restated Employee Stock Option Plan (incorporated herein by reference to Exhibit (10)(viii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

10(xv)	Oak Ridge Financial Services, Inc. Long-Term Stock Incentive Plan (incorporated herein by reference to Exhibit (10)(xiii) to the Form 10-QSB filed with the SEC on May 15, 2007)

23.1	Consent of Elliott Davis, PLLC (filed herewith)

23.2	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in its opinion filed as Exhibit 5)

24	Power of Attorney (included on the signature page of this Form S-8 registration statement)

99.1	Form of Stock Option Agreement under the Second Amended and Restated Director Stock Option Plan (incorporated herein by reference to Exhibit 10(vii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

99.2	Form of Stock Option Agreement under the Second Amended and Restated Employee Stock Option Plan (incorporated herein by reference to Exhibit (10)(viii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

99.3	Form of Restricted Stock Award Agreement under the Long-Term Stock Incentive Plan (filed herewith)

99.4	Form of Restricted Stock Award Agreement under the Long-Term Stock Incentive Plan for the most highly compensated officer, as defined in the TARP Capital Purchase Program rules (filed herewith)

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Oak Ridge Financial Services, Inc. under section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report under section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant under the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Ridge, State of North Carolina, on this 10th day of May, 2010.

OAK RIDGE FINANCIAL SERVICES, INC.

By:	/S/ RONALD O. BLACK
Ronald O. Black, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Ronald O. Black and Thomas W. Wayne, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a registration statement on Form S-8 for the offer and sale of shares of common stock, no par value, of Oak Ridge Financial Services, Inc., and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any state securities agency or agencies pertaining to registration or qualification of the shares of common stock of Oak Ridge Financial Services, Inc. or the offer and sale thereof, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said person, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ RONALD O. BLACK	May 10, 2010
Ronald O. Black, President, Chief Executive Officer, and Director

/S/ THOMAS W. WAYNE	May 10, 2010
Thomas W. Wayne (Principal Financial and Principal Accounting Officer)

/S/ LYNDA J. ANDERSON	May 10, 2010
Lynda J. Anderson, Director

/S/ DOUGLAS G. BOIKE	May 10, 2010
Douglas G. Boike, Director

/S/ HERBERT M. COLE	May 10, 2010
Herbert M. Cole, Director

/S/ JAMES W. HALL	May 10, 2010
James W. Hall, Director

/S/ BILLY R. KANOY	May 10, 2010
Billy R. Kanoy, Director

/S/ STEPHEN S. NEAL	May 10, 2010
Stephen S. Neal, Director

/S/ JOHN S. OLMSTED	May 10, 2010
John S. Olmsted, Director

Manuel L. Perkins, Director

EXHIBIT INDEX

Exhibit Number	Description

3(i)	Articles of Incorporation of Oak Ridge Financial Services, Inc. (incorporated by reference to Exhibit (3)(i) to the Current Report on Form 8-K filed with the SEC on May 10, 2007 under Rule 12g-3(a))

3(ii)	Bylaws (incorporated herein by reference to Exhibit (3)(ii) to the Current Report on Form 8-K filed with the SEC on May 10, 2007 under Rule 12g-3(a))

4(i)	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4 to the Current Report on Form 8-K filed with the SEC on May 10, 2007 under Rule 12g-3(a))

4(ii)	Articles of Amendment, filed with the North Carolina Department of the Secretary of State on January 28, 2009 (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on February 2, 2009)

4(iii)	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on February 2, 2009)

4(iv)	Warrant for Purchase of Shares of Common Stock issued by the Company to the United States Department of the Treasury on January 30, 2009 (incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K filed with the SEC on February 2, 2009)

5	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (filed herewith)

10(vii)	Bank of Oak Ridge Second Amended and Restated Director Stock Option Plan (incorporated herein by reference to Exhibit 10(vii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

10(viii)	Bank of Oak Ridge Second Amended and Restated Employee Stock Option Plan (incorporated herein by reference to Exhibit (10)(viii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

10(xv)	Oak Ridge Financial Services, Inc. Long-Term Stock Incentive Plan (incorporated herein by reference to Exhibit (10)(xiii) to the Form 10-QSB filed with the SEC on May 15, 2007)

23.1	Consent of Elliott Davis, PLLC (filed herewith)

23.2	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in its opinion filed as Exhibit 5)

24	Power of Attorney (included on the signature page of this Form S-8 registration statement)

99.1	Form of Stock Option Agreement under the Second Amended and Restated Director Stock Option Plan (incorporated herein by reference to Exhibit 10(vii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

99.2	Form of Stock Option Agreement under the Second Amended and Restated Employee Stock Option Plan (incorporated herein by reference to Exhibit (10)(viii) to the Current Report on Form 8-K filed with the SEC on March 28, 2008)

99.3	Form of Restricted Stock Award Agreement under the Long-Term Stock Incentive Plan (filed herewith)

99.4	Form of Restricted Stock Award Agreement under the Long-Term Stock Incentive Plan for the most highly compensated officer, as defined in the TARP Capital Purchase Program rules (filed herewith)